UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 1, 2015

ASPIRITY HOLDINGS LLC
(Exact Name of Registrant as Specified in Charter)

Minnesota	333-179460	27-1658449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16233 Kenyon Ave., Suite 210, Lakeville, Minnesota	55044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 241-3103

TWIN CITIES POWER HOLDINGS, LLC
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 4, 2015, Aspirity Holdings LLC (“Aspirity” or the “Company”) entered into a sublease agreement with Bell State Bank & Trust (“Bell”) to sublease office space from Bell, located at 701 Xenia Avenue South, Golden Valley, Minnesota 55416 (the “Agreement”). Pursuant to the Agreement, from August 1, 2015 through May 31, 2017 the Company will make monthly rent payments of $10,671.00. The term of the agreement commenced on July 1, 2015 and terminates on May 31, 2017. The newly subleased office space will house the following subsidiaries of the Company: Aspirity Energy, LLC (“Aspirity Energy”), and Aspirity Financial, LLC (“Aspirity Financial”). Following the Company’s planned reorganization, which was previously disclosed on the Company’s Current Report on Form 8-K filed on July 1, 2015, the Company will relocate to the subleased location in the Agreement. The remaining subsidiaries of the Company will continue to be located at 16233 Kenyon Avenue, Suite 210, Lakeville, Minnesota 55044.

Item 8.01. Other Events.

The Company has updated its Form of Renewable Unsecured Subordinated Note Subscription Agreement (the “Subscription Agreement”) to reflect the Company’s name change. In addition, the Subscription Agreement now includes disclosures of various state minimum suitability standards for investors and an investor consent form whereby the Company requests investor consent to the electronic delivery of materials in connection with the Company’s offering of renewable unsecured subordinated notes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.4	Aspirity Holdings LLC (formerly known as Twin Cities Power Holdings, LLC) Renewable Unsecured Subordinated Notes Subscription Agreement.
10.1	Office Sublease Agreement by and between IRET-Golden Jack, L.L.C. and Bell State Bank & Trust, dated as of March 1, 2014.
10.2	Office Sublease Agreement by and between Bell State Bank & Trust and Aspirity Holdings LLC (formerly known as Twin Cities Power Holdings, LLC), dated as of June 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2015	By	/s/ Wiley H. Sharp III
Wiley H. Sharp III
	Its	Vice President – Finance and Chief Financial Officer